Exhibit 10.28

COMMERCIAL AGREEMENT

Dated as of August 26, 2011,

by and between

FMC Corporation

1735 Market Street

Philadelphia, PA 19103

(hereinafter referred to as “FMC”)

and

Marrone Bio Innovations, Inc.

2121 Second Street

Suite B-107

Davis

CA 95618

USA

(hereinafter referred to as “MBI”)

Each a “Party” and collectively the “Parties”

* * * * * * * *

Relating to Biological Crop Protection Products

WHEREAS

MBI has available the biological fungicide Regalia [*****] for agricultural uses.

FMC and its Latin America Affiliates (collectively, the “FMC Group”) have a broad crop protection product portfolio and a highly developed distribution network in certain LATAM Countries;

Gaining access to the Commercial Product of MBI can allow FMC Group to strengthen innovative crop programs;

Gaining access to the FMC Group’s distribution network and sales and marketing expertise can provide a unique possibility for MBI to reach the certain markets in certain LATAM Countries.

NOW THEREFORE, the Parties agree as follows:

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1.      Definitions, Interpretations and Exhibits

In this Commercial Agreement (including the preamble) the following capitalized terms shall have the meanings assigned to them below:

“Affiliate”

any business entity which controls, is controlled by or is under common control with either Party; for the purpose of this definition, a business entity shall be deemed to “control” another business entity if it owns, directly or indirectly, in excess of 50% of the outstanding voting securities or capital stock of such business entity or any other comparable equity or ownership interest with respect to a business entity other than a corporation;

“Business Plan”	is an agreed to document outlining the target markets and sales targets based on an agreed development and Registration Plan and is attached hereto as Exhibit 1;

“Commercial Agreement”	shall mean this supply, distribution and development agreement for the Commercial Product signed between the Parties;

“Commercial Product”

shall mean the biological product commonly known as Regalia [*****] as well as any enhancement to the formulation which includes the biological component Reynoutria sachalinesis specifically developed and being commercialized in the Field in the Territory subject to the provisions in Section 10.8;

“Delivery Date”	shall mean the date on which MBI is to deliver product to the applicable FMC Affiliate at the nearest US port of departure;

“Effective Date”	shall mean August 26, 2011;

“Exclusivity”	shall mean the exclusive commercial rights for the Commercial Product in the Field in the Territory granted from Effective Date of the Commercial Agreement by MBI to FMC;

“Field”	shall mean the use of Commercial Product for foliar agricultural and ornamental uses as specified in Exhibit 7;

“Force Majeure”

shall mean blockade, civil commotion, earthquake, explosion, fire, flood, general army mobilization, insurrection, lightning, revolution, riot, sabotage, storm, war (declared or undeclared) and any similar cause which is not reasonably within the control of the Party affected. For the avoidance of doubt, events and circumstances within each Party’s responsibility, such as breakdown of a plant due to inability to hire sufficient and qualified staff shall not be deemed to constitute Force Majeure;

“Forecast”	shall mean an [*****] rolling forecast as further described in Exhibit 4;

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“Good Faith”	All negotiations between the parties have to be led in good faith;

“LATAM”	Latin America region, to be further defined in Territory below;

“Milestone Payments”	shall mean payments from FMC to MBI upon reaching milestones in preparation of the Registration of the Commercial Product as well as post registration goals, as further described herein.

“Order”	shall mean a written and binding order for the purchase of Commercial Product;

“Party”	shall mean any one of the parties hereto and “Parties” shall mean both of them;

“Premixes”	shall mean any combination of (1) Regalia [*****] or any component such as Reynoutria sachalinesis with (2) any other biological or chemical compound

“Registration Plan”	Plan detailing the timing and scope of registrations for countries within the Territory as defined in Exhibit 1;

“Specifications”

the technical and quality specifications for the Commercial Product set forth in Exhibit 3, as amended from time to time by agreement in writing between the Parties hereto. The Specifications shall adequately describe the physical and chemical properties (such as particle sizes) of the Commercial Product, as well as a commercially acceptable minimum shelf life and efficacy. The Parties acknowledge that Exhibit 3 shall also contain the testing method for ascertaining compliance of the Commercial Product efficacy;

“Territory”	shall mean certain LATAM Countries as further specified in Exhibit 6;

“USD”	shall mean United States Dollars.

The Section headings contained in this Commercial Agreement are for reference purposes only and shall not affect in any way the meaning or the interpretation of this Commercial Agreement.

The Exhibits shall constitute an integral part of this Commercial Agreement. In the event of any conflict between any of the Exhibits and the Commercial Agreement, the Commercial Agreement shall prevail.

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2.    Purpose and Commitment

2.1 Subject to the terms and conditions set forth herein, MBI intends to collaborate in researching, developing and registering the Commercial Product and FMC on behalf of itself and its FMC Group Affiliates intends to collaborate in evaluating, marketing and selling the Commercial Product in certain LATAM Countries

2.2 Subject to the terms and conditions set forth herein, the FMC Group will be the exclusive distributor of the Commercial Product for use in the Field in the Territory and MBI will exclusively supply the Commercial Product for use in the Field in the Territory to the FMC Group.

2.3 FMC (through itself and its FMC Group Affiliates) is committed to invest a minimum amount of [*****] from 2011 through 2013 to prepare the platform for the launch of the Commercial Product. These amounts are separate from and are in addition to the payments listed in Exhibit 2. For the avoidance of doubt, expenditures constituting such minimum investment shall include but not be limited to FMC Group internal staff man-hours assigned to evaluate, market and sell the product, including reasonable overhead, as well as out-of-pocket costs incurred in engaging third parties on development, marketing, and associated launch activities, as well as any fees or approvals needed for FMC Group to launch the Commercial Product. FMC shall update MBI quarterly on its launch efforts, provided, however, that this update shall not include any right to audit FMC Group’s expenditures.

3.    Exclusive Distribution

3.1 Subject to the terms and conditions hereof (and the exceptions regarding Eurofert S.A referred to below), MBI agrees to sell exclusively to FMC and its LATAM Affiliates the Commercial Product for use in the Field in the Territory, and FMC, on behalf of itself and its LATAM Affiliates, agrees to purchase all of its requirements of the Commercial Product from MBI and distribute the Commercial Product for use in the Field in the Territory. MBI represents and warrants that it has not granted any distribution rights for the Commercial Product in the Field in the Territory to any third party, with the exception of rights granted to Eurofert S.A. to sell “Milsana”, a [*****] formulation of Reynoutria sachalinesis, in Ecuador. To the extent FMC or its LATAM Affiliate desires to negotiate with Eurofert S.A. regarding a transfer of registration, FMC will bear all costs associated with that effort; if that registration is not transferred, FMC agrees that MBI may continue to sell Milsana in the current [*****] formulation to Eurofert for sale and use only in Ecuador.

3.2 FMC Group shall use commercially reasonable efforts to develop sales and achieve targets agreed in the Business Plan attached hereto as Exhibit 1. At least once a year, FMC shall provide an updated Business Plan to MBI, which shall address annual target volumes and shall be subject to approval by MBI.

3.3 If in each country in the Territory and after the 3rd year of registration of a product in such country, MBI shall have the right to appoint additional distributors (with non-exclusive distribution rights should FMC still be committed to selling the product) should FMC or any of its relevant LATAM Affiliates fail, for any given country in the Territory, to purchase at least [*****] of the annual volume targets set forth in the Business Plan. Both parties acknowledge that these annual targets must have reasonable accommodation for weather, macroeconomic market conditions, and competitive and regulatory dynamics which might alter FMC’s assumptions and be out of FMC’s control.

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3.4 FMC Group shall at all times under this Commercial Agreement be regarded as an independent contractor and shall purchase the Commercial Product on its own account for resale to third parties.

4.    Exclusive Supply

4.1 FMC shall submit to MBI [*****] rolling Forecast. FMC (through itself or its LATAM Affiliates) has the obligation to purchase the volumes in the first [*****] of the Forecast. For months [*****] of the Forecast, FMC (through itself or its LATAM Affiliates) agrees to purchase the monthly Forecast volume [*****] each month. [*****] of the Forecast are non-binding and indicative only. The rolling Forecast submitted shall be confirmed by MBI within 10 working days after receipt, and MBI commits to supply the Forecast volumes as specified for the [*****], and for months [*****] MBI will make commercially reasonable efforts to supply the volume of up to [*****] above the Forecast volume in each of those months. Should FMC require more than 120% in those months, the Parties will discuss a strategy for meeting FMC demand.

4.2 All Orders shall be governed exclusively by the terms and conditions of this Commercial Agreement, and any terms or provisions on any FMC Order forms or MBI purchase acknowledgements that are inconsistent with those contained in this Commercial Agreement shall have no force or effect whatsoever as between the Parties. Neither MBI’s commencement of performance nor delivery shall be deemed or construed as acceptance of FMC’s additional or different terms and conditions. Orders may be sent by facsimile transmission or email or, if approved by MBI, other electronic media and shall set forth the exact quantity of Commercial Product required and the requested Delivery Date which shall be no less than 60 days from Order date unless approved by MBI in writing. Provided that each Order is given in accordance with this Commercial Agreement (including the Forecast numbers delivered pursuant to Section 4.1), the requested Delivery Date shall be binding on MBI, with the understanding that MBI shall still follow its usual procedure to issue an order acknowledgement for each order.

4.3 Subject to the terms and conditions hereof, MBI shall manufacture (or have manufactured) and supply to FMC the Commercial Product in bulk. Such Commercial Product shall, upon delivery, meet the Specifications and be in compliance with all regulatory requirements applicable in the relevant country. The Commercial Product shall be supplied to FMC or its Affiliate in the Territory according to the Orders submitted by FMC or its Affiliate in the Territory and the terms of this Commercial Agreement, FAS delivery to the nearest US port of departure identified by FMC in accordance with Incoterms 2010 (as published by the International Chamber of Commerce), unless stated otherwise in Exhibit 5. The FMC Group Affiliate shall have fifteen (15) days following receipt of each shipment of the Commercial Product at the FAS point in which to notify MBI in writing of any discrepancies in such shipment as to quantity, quality, weight, loss or damage to the Commercial Product or conformity to the Specifications. Such FMC written notice to MBI shall specify in reasonable detail the nature and basis of the claim and cite relevant control numbers or other information to enable identification of the shipment in questions. MBI shall use commercially reasonable efforts to correct such discrepancies after being so notified. If FMC Group entity fails to give such written notice within fifteen (15) days, such shipment of Commercial Product will be deemed accepted.

4.4 MBI shall supply such quantity of Commercial Product to FMC Group as FMC Group entities may order, subject to the maximums in the binding Forecasts, in accordance with the terms of this Commercial Agreement. MBI shall make available the required production capacity at MBI’s facility or a facility of a third party to comply with FMC’s Orders and the requested Delivery Date for the Commercial Product. In the event that FMC requires additional volumes above the agreed Forecast, with respect to Commercial Product supplied, MBI shall use commercially reasonable efforts to supply such volumes, but shall not have any obligation

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to fill any Order to the extent that it exceeds one hundred and twenty percent (120%) of the forecasted orders for such Commercial Product as set forth in the Forecast.

4.5 MBI shall inform FMC immediately when it becomes aware of a possible delay in the supply of Commercial Product. In such case the Parties shall jointly discuss possible solutions to minimize damages caused through late delivery.

4.6 Both Parties shall comply at all times with applicable law regarding the delivery, storage, production, supply etc. of the Commercial Product in accordance with Responsible Care Standards of the American Chemistry Council (current version attached as Exhibit 10).

4.7 Transfer of full title as well as risk of loss or damage to the Commercial Product shall occur in accordance with the chosen Incoterm (Incoterms 2010) as specified in this Section 4.

4.8 FMC and its Affiliates shall have complete discretion subject to the terms of this Commercial Agreement in the commercialization of products including price, promotion, distribution channels including sub distribution to 3rd parties in the Field in the Territory.

5.    Price and Payment

5.1 The price per unit at which FMC Group may purchase Commercial Product are set forth on Exhibit 5. All prices are in United States Dollars. Commencing in 2012 (or in the first year of Commercial Product sales, if later), the price may be adjusted [*****] by mutual agreement of the Parties, before [*****]. Price adjustment shall begin with the adjustment of the initial price and will continue for the duration of the Commercial Agreement. The Parties shall meet and discuss such revised prices in good faith.

5.2 MBI shall invoice the relevant FMC Group entity which places the order for each delivery made. Payment for each delivery shall be made by the relevant FMC Group entity to MBI and shall be due [*****] of delivery. Notwithstanding the foregoing, in the event that any such payment is not fully and timely made in accordance with this Agreement, then such failure to pay shall be deemed a material breach of this Agreement by FMC, and FMC shall be fully liable for such breach in the same manner and to the same extent as if the purchase had been made by FMC itself and such payment was originally owed by FMC, and MBI shall have full recourse hereunder to FMC for the full amount of such payment. If such breach becomes the subject of litigation, FMC Corporation shall waive any defence related to the corporate identity of the purchaser being an FMC Group entity rather than FMC itself.

6.    Product Registration and Milestone Payments

6.1 Subject to the terms and conditions hereof, MBI shall use its commercially reasonable efforts to register the Commercial Product for use in [*****]. FMC Group entities will assist MBI in registering products in [*****] and will lead registration efforts in [*****] as well as in other countries in the Territory all in accordance with the Registration Plan. MBI will work with FMC Agroquimica do Mexico to have the Mexican registration transferred to FMC Mexico. FMC and MBI shall meet at least once annually, or more frequently as needed, to expedite registrations, to update the status of registrations in all relevant countries (the “Registration Plan”). FMC Group entities shall be responsible for registering the Premix products detailed in the Development Plan described in Article 10 below.

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6.2 Subject to the terms and conditions hereof, the Parties shall be obliged to use commercially reasonable efforts to obtain and maintain registrations of the Commercial Product, in accordance with the Registration Plan in the Business Plan, until the expiration or termination of this Commercial Agreement. In consideration of the exclusive distribution rights hereunder, FMC and its LATAM Affiliates shall pay for the regulatory expenses, trial expenses and studies related to the labels for all countries in the Territory including additional trials required in [*****] and Mexico for label expansion. MBI shall solely own or through its agents own, such Commercial Product registrations except as may be otherwise provided in this Commercial Agreement.

6.3 Subject to full and timely satisfaction of the conditions described on Exhibit 2, FMC shall pay Milestone Payments to MBI. These payments shall be made in consideration of the upfront costs already incurred by MBI and for the Exclusivity granted to FMC and its LATAM Affiliates under this Commercial Agreement.

6.4 FMC Group entities may be consulted on the registration approach for registering the Commercial Product. FMC Group entities will assist MBI in the registration process where agreed according to the Registration Plan. MBI may be consulted on registration approach for registering the Commercial Product in those countries where an FMC entity is the lead party and MBI will assist that FMC Group entity in the registration process where agreed according to the Registration Plan.

6.5     Development plans for standalone Commercial Product on [*****]

In addition to FMC’s work in developing Premixes as provided in Article 10 and in addition to the existing foliar uses identified on Exhibit 7, FMC has presented MBI with an opportunity analysis for developing use of standalone Commercial Product for use in addressing: (a) [*****] and (b) [*****] in the Territory. FMC (though itself and its LATAM Affiliates) proposes to test the Commercial Product to validate assumptions related to efficacy, use rates and overall positioning in these areas.

MBI has considered FMC’s analysis and is willing to allow FMC and its LATAM Affiliates to pursue such development of these new uses in the identified regions for the standalone Commercial Product on an exclusive basis subject to the terms and conditions hereof. FMC and its LATAM Affiliates will maintain development exclusivity for these uses in these countries in the Territory as long as it is in full and timely compliance with the following:

1) - FMC continues to diligently develop the product and market applications

2) - FMC submits an application for registration in at least one country with regard to [*****] with respect to [*****] after the first season of field data that show that the Commercial Product is effective enough for submission, if allowed by the Regulatory authority of each country contemplated in this Section 6.5.

3) - FMC agrees (with MBI) to annual purchase targets after the second season of effective field trials or when the registration is granted, whichever is later.

If FMC’s assessment of the first season of field data leads FMC to conclude that it does not wish to submit the registration per clause 2 above, but still wishes to continue testing and maintain exclusivity for these markets, then MBI will submit the registration and FMC will reimburse MBI for their costs.

FMC will report at least annually on its development efforts hereunder and present summary trial data of any field trials. All data collected and summarized on field trials will be made available to MBI.

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Should FMC fully comply with this Section 6 and decide to pursue registration and commercialization of the uses referred to herein, such uses shall be automatically added to the uses listed on Exhibit 7, and FMC shall have the right to register and sell Commercial Product for such uses in a manner as provided under, and subject to the terms and conditions of, this Commercial Agreement. Further, if FMC develops the Commercial Product for use on [*****], FMC Group’s rights to such use shall extend to other [*****] producing countries in the Territory under, and subject to the terms and conditions of, this Commercial Agreement.

Should the field trials instead indicate that there exists no viable commercial outlook for either of the uses in the above identified areas, FMC will promptly terminate its development and at that time MBI will have the right to appoint additional developers or distributors of Commercial Product in the Territory for these two uses. MBI agrees that, for so long as FMC’s termination as per the previous sentence was principally for MBI’s proposed supply price-related reasons, such separate distribution shall not have pricing which is more favourable than that presented to FMC Group and, further, in any country where an FMC Group entity is marketing standalone Commercial Product, any such separate distribution shall be under a separate distinct trademark and that the marketing in such other crops shall not adversely and materially impact FMC’s distribution of products under this Commercial Agreement.

6.6 The Parties agree that given the unknowns in the registration process in much of the Territory, and restrictions and limitations imposed by many countries, FMC Group and MBI technical and commercial people will regularly discuss in Good Faith options to obtain the desired registrations of the Commercial Product and Premixes, and the Parties will amend the Business Plan and the Registration Plan and this Commercial Agreement as necessary or appropriate to achieve the fastest and most complete registration. Should ownership or title of registrations in a Party’s name (or in both Parties’ names) as provided above prove difficult or unobtainable due to the law or practice of a particular jurisdiction, the Parties agree to work together in good faith to seek to establish relationships or mechanisms to approximate such ownership or title to the best of their ability, including the right of the relevant Party or Parties to maintain or obtain such ownership or title upon expiration or termination of this Commercial Agreement. This may include establishing or contracting with local entities as necessary or appropriate. Without limitation to the foregoing, in some jurisdictions it may be necessary or desirable for registrations otherwise to be owned by MBI hereunder, instead to be in the name of FMC, an Affiliate of FMC or some local entity that may or may not be affiliated with FMC Group. In such event, the Parties agree that such registrations shall nonetheless be transferred to MBI upon MBI’s request or otherwise relinquished upon MBI’s request and such transfer of registrations will be made in a timely manner.

7.    Trademarks

7.1 The Parties intend to market the Commercial Product under the MBI trademark “REGALIA” to the extent such mark is available in various countries in the Territory. MBI will register and solely own “REGALIA” in the various countries in the Territory if such mark is available, and shall be responsible for all reasonable costs associated with such registration. If the trademark “REGALIA” is not available in any country in the Territory, the Parties shall consult and review potentially available alternative marks, including consideration of FMC-owned available marks. FMC will propose such trademarks for the Commercial Product to MBI, and MBI shall have one month to approve or object to FMC’s proposal. Keeping silent shall mean consent. MBI will not withhold its approval without material reason. In those countries where the trademark “REGALIA” is not available and where MBI has not created or registered alternative trademarks, FMC will have the right to create its own trademarks, subject to approval by MBI. FMC will be responsible for creating, and shall own, trademarks related to Premix products.

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7.2 Upon receiving the bulk Commercial Product, FMC Group entities shall be responsible for printing and affixing the labelling on the end-use packed Commercial Product in accordance with the applicable rules for labelling and Registration as well as in accordance with the applicable national laws. MBI’s company name will be listed on the package to the extent allowed in accordance with national regulations.

7.3 MBI represents that, to the best of its knowledge, the existing trademark “REGALIA” is owned by MBI in Mexico and does not infringe the rights of any other mark in the Field in Mexico. With regard to any claims of infringement of third party trademarks by MBI’s “REGALIA” trademark in Mexico, MBI agrees to indemnify and hold harmless FMC Group entities against all claims and liabilities in Mexico (including all costs incident to any suit and judgment including reasonable attorney’s fees and investigation cost) arising from such infringement; provided that any such indemnification is contingent upon (a) FMC Group entity giving prompt written notice to MBI of any relevant claim, action or demand, (b) FMC Group entity allowing MBI to control the defence through an attorney reasonably satisfactory to FMC Group entity, and related settlement negotiations, and (c) FMC Group entity fully assisting in the defence so long as MBI pays FMC Group entity’s out-of-pocket expenses; and provided, further, that nothing in this Commercial Agreement shall limit MBI’s ability to enter into any license or other agreement as necessary to make any trademark non-infringing or modify any trademark so as to be non-infringing (and to replace any trademark otherwise used hereunder).

7.4 FMC Group shall promptly bring to the attention of MBI any improper or wrongful use of any of the trademarks in the Territory that comes to its notice.

7.5 Trademarks, service marks or any trade secrets or proprietary information of any kind that are proprietary to one of the Parties are and shall forever remain the sole property of that Party, and may not be used by the other for any purpose other than carrying out its responsibilities hereunder.

7.6 FMC Group shall sell the Commercial Product in the packaging and with the labels as chosen by MBI and under the trademarks of MBI. MBI shall use commercially reasonable efforts to assist FMC Group in assuring that the packaging and labels of the Commercial Product conforms to the Commercial Products’ Registration and all applicable laws and regulations in the Territory.

8.    Intellectual Property

8.1 Each Party’s rights in its intellectual property shall not be affected by the Commercial Agreement unless otherwise specified herein.

8.2 Subject to the terms and conditions set forth herein, MBI retains all copyright, patent, trade secret, trademark rights and other intellectual property rights in and to the Commercial Product. Nothing in this Commercial Agreement is intended to create ownership by FMC Group in the intellectual property rights of MBI.

8.3 The Parties agree that all intellectual property rights involving the Commercial Product and its active ingredients alone shall be owned by MBI. The Parties further agree that intellectual property involving Premixes developed pursuant to Section 10 shall be owned by FMC, except to the extent MBI owns a patent or other intellectual property on such combination, in which case MBI hereby grants FMC a royalty free license to such MBI intellectual property for use in the Field in the Territory; provided, however, that nothing herein shall impair or transfer any intellectual property rights MBI has in the Commercial Product. FMC hereby grants MBI a royalty free license to use FMC’s intellectual property in any such Premixes outside of the Field in the Territory and outside of the Territory.

9.    MBI Liability

9.1 MBI agrees to hold harmless and indemnify FMC Group entities against all claims and liabilities (including all costs incident to any suit and judgment including without limitation reasonable attorney’s fees and investigation cost) made against FMC Group entities as a result of (i) MBI’s noncompliance with any applicable law relating to the performance by MBI of the supply of Commercial Product hereunder (ii) MBI’s breach of the terms of this Commercial Agreement; except where and to the extent caused by a FMC Group entity’s gross negligence or wilful misconduct and except for any individual claim or group of claims where damages sum up to less than [*****].

9.2 The obligation to provide indemnification in Section 9.1 is contingent upon (a) the indemnified party giving prompt written notice to the indemnifying party of any such claim, action or demand, (b) the indemnified party allowing the indemnifying party to control the defence through an attorney reasonably satisfactory to the indemnified party, and related settlement negotiations, and (c) the indemnified party fully assisting in the defence so long as the indemnifying party pays the indemnified party’s out-of-pocket expenses.

9.3 Except for a Party’s breach of the intellectual property rights under Section 8 or the confidentiality obligations under Section 12 or gross negligence or wilful misconduct, neither Party shall have any liability, whether based in contract or tort, for any punitive, exemplary, consequential, special, indirect or incidental loss of profits or interruption of business, arising from or related to this Commercial Agreement.

9.4 Other than as specifically set forth in this Commercial Agreement, MBI makes no warranty, express or implied, with respect to the Commercial Product.

10.  Development – Premixes and New Formulations

10.1 During the term of this Commercial Agreement, and subject to the provisions of this Article 10, FMC shall have exclusive right to develop Premixes in the Field in the Territory. FMC will make proposals for developing Premixes in the Territory. FMC Group shall lead the development program of new products in collaboration with MBI and with reasonably necessary support from MBI. Both parties acknowledge that new product development is subject to multiple risks and there is no guarantee for success.

10.2 MBI shall supply reasonable quantities of Reynoutria sachalinesis free of charge to FMC for development of the Premixes in the Territory and Field. The price for commercial volumes of Reynoutria sachalinesis will be determined when the Premixes are near their development completion according to Exhibit 8; the parties shall also agree on specifications for such commercial Reynoutria sachalinesis (if different from Commercial Product) which shall be added as an appendix hereto.

10.3 FMC shall report to MBI on its development program (as described in Exhibit 8, the “Development Plan”) at least once per year. Such reporting shall include updates on project status and a summary of any trial reports since the last report as well as a general plan for the upcoming period.

10.4 FMC will be responsible for registration and regulatory study expenses and work associated with the Premixes it develops under the Development Plan, and FMC (or its relevant

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LATAM Affiliate) shall own all data and registrations associated with the Premixes; provided, however, that nothing herein shall impair or transfer any intellectual property rights MBI has in the Commercial Product.

10.5 Upon registration of a Premix, FMC Group shall purchase its entire requirements of Reynoutria sachalinesis for use in such Premix from MBI and such purchases shall be made hereunder under a price and specifications to be agreed by the Parties. All purchase and sale of such Reynoutria sachalinesis shall be according to the terms and conditions of this Commercial Agreement.

10.6 FMC shall complete the first Development Plan for Premixes with detail of Premix concepts within one year of the execution of this Commercial Agreement.

10.7 Should a Premix concept be in the Development Plan for 3 consecutive years without any development action, MBI shall have the right to withdraw FMC Group’s rights to exclusively develop that Premix concept and appoint another developer for the Premix in that specific segment or country in the Territory.

10.8 FMC Group will have access during the term of the Commercial Agreement to any formulation improvements made by MBI to the Commercial Product if registration thereof is planned by MBI for the Field and Territory. All expenses for registering any such new formulations will be borne by FMC Group. For the avoidance of doubt, and as an example only, if MBI should determine that a different percentage of Reynoutria sachalinesis should be an effective commercial product (i.e., other than [*****] concentration) if registration thereof is planned for the Field and Territory by MBI then such new formulation shall be provided to FMC exclusively in the Field in the Territory and subject to the terms and conditions of this Commercial Agreement.

10.9 In addition, MBI grants FMC the right to make formulation improvements to the Commercial Product, subject to MBI’s prior approval and protocols to be set forth in the Development Plan. MBI retains sole right to determine if these improvements will be included in any Commercial Product. MBI will have exclusive rights to any of these improvements for regions outside the Territory and fields outside the Field.

11.  FMC Responsibilities and Liability

11.1 FMC Group shall market, sell and distribute the Commercial Products at FMC Group’s risk and on FMC Group entity’s own account. In correspondence and other dealings relating directly or indirectly to the sale or other disposition of the Commercial Products, FMC Group shall indicate that it is acting on its own account.

11.2 FMC Group shall be responsible to sell and distribute Commercial Product only in accordance with the product Registrations.

11.3 FMC agrees to hold harmless and indemnify MBI against all claims and liabilities (including all costs incident to any suit and judgment including without limitation reasonable attorney’s fees and investigation cost) as a result of (i) FMC Group entity’s non-compliance with any applicable law relating to the performance by FMC Group entity of the terms of this Commercial Agreement (ii) FMC Group entity’s breach of the terms of this Commercial Agreement and (iii) use of Premixes in the Field in the Territory; except where and to the extent caused by MBI’s gross negligence or wilful misconduct and except where damages for any individual claim or group of claims sum up to less than [*****].

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11.4 The obligation to provide indemnification in Section 11.3 is contingent upon (a) the indemnified party giving prompt written notice to the indemnifying party of any such claim, action or demand, (b) the indemnified party allowing he indemnifying party to control the defence through an attorney reasonably satisfactory to the indemnified party, and related settlement negotiations, and (c) the indemnified party fully assisting in the defence so long as the indemnifying party pays the indemnified party’s out-of-pocket expenses.

11.5 Except for a Party’s breach of the intellectual property rights under Section 8 or the confidentiality obligations under Section 12 or gross negligence or wilful misconduct, neither Party shall have any liability, whether based in contract or tort, for any punitive, exemplary, consequential, special, indirect or incidental loss of profits or interruption of business, arising from or related to this Commercial Agreement.

12.    Confidentiality

12.1 The Parties shall hold in strict confidence all confidential or proprietary information and data disclosed by or on behalf of the other or its Affiliates prior to or after execution of this Commercial Agreement (collectively, “Information”) and the Parties shall not use such Information for any purpose other than the manufacture, supply and distribution of the Commercial Product and the performance of its other duties under this Commercial Agreement. The Parties shall not disclose such Information to third parties, without the other Party’s prior approval in writing.

12.2 The Parties shall only disclose the Information to those of its own and its Affiliates’ officers, employees, board members (and observers under obligations of confidentiality) and consultants with a need to know for the proper performance of the duties under this Commercial Agreement and shall take all commercially reasonable steps to assure that all members of its staff to whom disclosure is made will observe the above obligations. Neither Party shall disclose such Information to any existing or potential shareholder who is a direct competitor of the other Party.

12.3 The above confidentiality obligations shall not apply to Information which:

(i)	Parties can prove by written evidence was in its possession prior to disclosure by or on behalf of the other or its Affiliates; or

(ii)

on the date of first disclosure to one of the Parties by or on behalf of the other Party or its Affiliates was in the public domain or thereafter becomes part of the public domain by publication or otherwise, except by one Party’s breach of this Commercial Agreement; or

(iii)

which one of the Parties may receive from a third party, provided, however, that such information was not obtained by such third party, directly or indirectly, from a Party to this Commercial Agreement or its Affiliates; or

(iv)

which a Party may have to disclose to the competent regulatory bodies in order to obtain and/or maintain the manufacturing, distribution and other licences and authorisations necessary for the manufacture, supply and distribution of the Commercial Product.

12.4 The Parties agree that the terms of this Commercial Agreement, its exhibits and all related discussions will be treated as confidential. Provided, however, that nothing herein shall prohibit disclosure of the existence of this Commercial Agreement or its terms to existing or potential investors or compliance with applicable securities laws.

12.5 The obligation to confidentiality shall outlive this Commercial Agreement for a term of six years to be calculated starting from Termination or expiration of this Commercial Agreement.

12.6 Notwithstanding the foregoing, the Parties shall jointly issue a press release announcing the signing of the Commercial Agreement and exclusive arrangements granted herein. Such press release shall require the mutual consent of each Party.

13.  Term and Termination

13.1 This Commercial Agreement shall become effective on the Effective Date.

13.2 The term of this Commercial Agreement shall be ten (10) years from the date of the first registration of the Commercial Product in any of Brazil, Argentina, or Colombia, unless terminated earlier as provided herein.

13.3 The Commercial Agreement may be renewed for periods of an additional 2 years (each period an “Extended Term”), provided that both parties agree in writing six months in advance of the end of the Term or any Extended Term. This Commercial Agreement shall not be terminated for failure to meet volume targets but can be modified based on the terms of Section 3.3.

13.4 Notwithstanding the foregoing, either Party may terminate this Commercial Agreement with immediate effect by giving notice of termination to the other Party:

(i)	upon any material breach of this Commercial Agreement by the other Party which is not remedied within sixty (60) days from notification thereof;

(ii)	upon the other Party committing an act of bankruptcy or compounding with its creditors or being confiscated or sequestrated or nationalised or in any other way transferred into state ownership;

13.5 Either Party may forthwith terminate this Commercial Agreement in writing if the other Party has been prevented from fulfilling its obligations under this Commercial Agreement, in whole or in part, for more than one hundred eighty (180) days due to a Force Majeure event.

13.6 Upon the expiration or termination of this Commercial Agreement, any Registrations to be owned by MBI hereunder or jointly owned by MBI hereunder that may be in the name of FMC, an Affiliate of FMC or some local entity that may or may not be affiliated with FMC Group, or otherwise not in the name of MBI, shall nonetheless be transferred to MBI upon MBI’s request or otherwise relinquished upon MBI’s request at no additional cost to MBI.

14.  Directly Competitive Products

14.1 FMC shall notify MBI in writing (a) [*****] prior to any sale by a FMC Group entity in the Territory of any new product to be developed and launched by or for FMC Group entity, or (b) promptly upon upon FMC Group entity’s acquisition of rights of any existing commerical products, where such product(s) is any biological, microbial, Induced Systemic Resistance, or plant extract product for use in the Field in the Territory which would be directly competitive to the Commercial Product. For purposes of the foregoing, a “directly competitive” product is one whose commercialization would directly reduce the annual target volume of the Commercial Product in that specific country by at least [*****]. Upon receipt of

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission such notice, and if FMC fails to meet the previously agreed volume targets in one or more countries, then MBI shall have the option, upon [*****] written notice to FMC, to re-negotiate the terms and conditions with respect to the Commercial Product in each non-performing country and MBI shall have the option to appoint an additional distributor for that specific product in such specific country.

15.  Force Majeure

15.1 In the event that either Party is affected by any circumstance that prevents the fulfilment by such Party of its obligations hereunder in whole or in part, then such Party shall notify the other Party of the nature and extent of such circumstance(s), as promptly as possible.

15.2 Neither Party shall be deemed to be in breach of this Commercial Agreement, or otherwise be liable to the other Party, by reason of any delay in the performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to Force Majeure of which it has notified the other Party and the time for the performance of such obligation shall be extended accordingly. The Party so affected shall take all reasonable steps to minimise the loss occasioned to the other Party and the Parties shall as soon as practicable enter into bona fide discussions with a view to alleviating the effects of said circumstance or to agreeing upon such alternative arrangements as may be fair and reasonable.

15.3 Upon cessation of the Force Majeure, the Party affected by Force Majeure shall resume the performance of its contractual obligation(s), as promptly as possible, unless such performance has been waived in writing by the Party to whom such performance was due.

16.  Miscellaneous

16.1 This Commercial Agreement shall supersede all prior oral or written agreements between MBI and FMC or its Affiliates in relation to the subject matter contained herein. Notwithstanding the foregoing, the Material Transfer Agreement for [*****] and Mexico signed between the Parties on January 18, 2010 and July 29, 2010 shall continue.

16.2 This Commercial Agreement may be amended only in writing signed by both Parties, and any provision of this Agreement may be waived only in writing signed by the party waiving compliance.

16.3 Any assignment of this Commercial Agreement, in whole or in part, by either Party shall require the written prior consent of the other Party, except that either Party is entitled to assign this Commercial Agreement to an Affiliate, successor in interest or purchaser of all or substantially all of its assets, provided that (i) the assignor undertakes to inform in writing the other Party as soon as reasonably possible and (ii) the assignee undertakes in writing to be bound by the same rights and obligations as contained herein.

16.4 All notices provided required under this Commercial Agreement shall be in the English language and in writing and shall be given by registered letter, facsimile or e-mail to the addresses set forth below, or such other address as either Party may communicate to the other Party in accordance with this Section. A notice shall be deemed to be received upon actual receipt of a registered letter (as evidenced by the respective receipt) or on the first business day following the date of transmission if sent by facsimile or e-mail.

If to FMC:

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

FMC Corporation

1735 Market Street

Philadelphia, PA 19103

Attn:	General Manger, APG

Group Counsel, APG

[*****]

If to MBI:

Attention: SVP Commercial Operations

Marrone Bio Innovations Inc.

2121 Second St., Suite B-107

Davis California 95618

United States

Tel 530 750 2800

Fax 530 750 2808

16.5 In the event any provision of this Commercial Agreement is deemed to be void under any applicable law, the remaining provisions of this Commercial Agreement shall not be affected and the void provision shall be deemed to have been replaced by such valid and enforceable provision which most closely reflects the original intention of the Parties.

16.6 Failure of either Party to enforce at any time any of the provisions of this Commercial Agreement, irrespective of any previous action or proceeding taken by it, shall in no way be considered:

(i)	a waiver of such provisions:
(ii)	to affect the validity of this Commercial Agreement; or
(iii)	to preclude or prejudice the Party from exercising the same or any other rights it may have under this Commercial Agreement.

    17.  Governing Law and Jurisdiction

17.1 This Commercial Agreement shall be governed and construed in accordance with the laws of the State of Delaware, excluding the principles of conflict of laws and the United Nations Convention on the International Sale of Goods.

17.2 The state courts of New Castle County, Delaware shall have exclusive jurisdiction and venue over any dispute arising out of or relating to this Agreement, and each party for itself and on behalf of its Affiliates, hereby irrevocably consents to the jurisdiction and venue of such courts.

    18.  Taxes; Import; Export; Exchange Approvals

18.1 All foreign, federal and state taxes based upon FMC Group entity’s purchase, use, sale, distribution or possession of the Commercial Product, other than United States income or franchise taxes payable by MBI, will be borne and paid by the relevant purchasing FMC Group entity. MBI agrees to furnish any documents to taxing authorities if reasonably requested to do so by a FMC Group entity.

18.2 FMC or its Affiliates shall be responsible for obtaining import licenses, export licenses, currency exchange approvals and any other governmental approvals in or outside the Territory that may be necessary to permit the sale of and payment for the Commercial Product

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission ordered by FMC for distribution and resale within the Territory. FMC and its Affiliates shall comply with any and all laws, regulations or orders that govern or affect the ordering, export, shipment, import, sale, deliver and redelivery of Commercial Product in the Territory and shall furnish MBI with such documentation as MBI may reasonably request to confirm FMC’s compliance with the provisions of this Section 18. Neither FMC Group nor MBI shall engage in any course of conduct that would cause FMC Group or MBI to be in violations of the laws of any jurisdiction, including the US foreign corrupt practices act.

                                         [The remainder of this page is left intentionally blank.]

Davis, CA, USA	Philadelphia, PA, USA

Marrone Bio Innovations, Inc.	FMC Corporation

/s/ Pam Marrone	/s/ Marty Kisliuk
Pamela Marrone
President and CEO	(title)

Director of Global Operations, Business Development and M&A

       Exhibits to the Commercial Agreement:

1)   Business Plan

2)   Milestone Payment Plan

3)   Commercial Product Specifications

4)   Eight quarters rolling forecast model (empty)

5)   Pricing & Packaging

6)   List of LATAM Countries

7)   List of Agricultural Crops

8)   Development Plan for Premixes

9)   Pricing for Premixes

10) Responsible Care Standards

Exhibit 1: Business Plan

Business Plan is defined by country/crop/pest segment and includes:

a) Price

b) Volumes

c) Assumptions

d) Potential Opportunities

e) Premix Development Plans

f) Registration Plan

[*****]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 2: Milestone Payment Plan

Date targets below are only estimates. Payment amounts are fixed.

a)    Milestone Payment Plan

All milestones to be paid by wire transfer to MBI upon the timely and full completion of the relevant milestone event.

1.    Milestone 1:

Signing of this agreement [*****] – payable within two weeks

2.    Milestone 2 (Target date 2012):

 [*****]

3.    Milestone 3 (Target date 2013):

[*****]

4.    Milestone 4:

[*****]

5.    Milestone 5 (Target date 2014):

[*****]

6.    Milestone 6 (Target date, 2016):

[*****]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 3: Commercial Product Specifications – Regalia MAXX 20%

[*****]

See attached document for method.

In the event FMC shall register and market other formulations of Commercial Product in any country in the Territory in accordance with the terms and conditions of Section 10.9 of this Commercial Agreement, prior to such commercialization the Parties shall agree on specifications for such other formulation(s) which shall be deemed incorporated herein.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 4: Initial Eight Quarters Rolling Forecast Model

[*****]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 5: Pricing & Packaging

Price:

[*****] includes shipping, taxes, duties delivered to Mexico location of FMC

Rest of countries in Exhibit 6 USD [*****]

Packaging: Product will be supplied in bulk

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 6: List of LATAM Countries (the “Territory”)

1.    Mexico

[*****]

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 7: List of Agricultural Crops (“Field”)

Foliar applications:

[*****]

FMC shall have the right to add other crops to the listed crops above, subject to first presenting a Business Plan and obtaining MBI’s approval, which shall not be unreasonably withheld.

Further, MBI agrees that it shall not provide distribution rights for foliar applications of the Commercial Product to another distributor for any crop not listed in this Exhibit 7 in any country in the Territory unless MBI first gives FMC a right of first refusal which FMC must exercise within 60 days of notification. MBI agrees that such separate distribution shall not have pricing which is more favorable than that presented to FMC and shall be under a separate distinct trademark and that the marketing in such other crops shall not adversely and materially impact FMC’s distribution of products under this Commercial Agreement.

[*****]	Confidential portions of this document have been redacted and filed separately with the Securities and Exchange Commission

Exhibit 8: Development Plan for Premixes (the “Development Plan”)

Will be developed within one year of signing the agreement.

Exhibit 9: Pricing for Premixes

To be determined.

Exhibit 10: Responsible Care Standards

Our industry creates products and services that make life better for people around the world — both today and tomorrow. The benefits of our industry are accompanied by enduring commitments to Responsible Care® in the management of chemicals worldwide. We will make continuous progress toward the vision of no accidents, injuries or harm to the environment and will publicly report our global health, safety and environmental performance. We will lead our companies in ethical ways that increasingly benefit society, the economy and the environment while adhering to the following principles:

•	To seek and incorporate public input regarding our products and operations.

•	To provide chemicals that can be manufactured, transported, used and disposed of safely.

•	To make health, safety, the environment and resource conservation critical considerations for all new and existing products and processes.

•	To provide information on health or environmental risks and pursue protective measures for employees, the public and other key stakeholders.

•	To work with customers, carriers, suppliers, distributors and contractors to foster the safe use, transport and disposal of chemicals.

•	To operate our facilities in a manner that protects the environment and the health and safety of our employees and the public.

•	To support education and research on the health, safety and environmental effects of our products and processes.

•	To work with others to resolve problems associated with past handling and disposal practices.

•	To lead in the development of responsible laws, regulations and standards that safeguard the community, workplace and environment.

•	To practice Responsible Care® by encouraging and assisting others to adhere to these principles and practices.

FMC implements Responsible Care as a necessary part of all supply agreements. Supplier will at least once annually meet with FMC to discuss and confirm supplier’s performance on the following.

1.1. Objectives and Expectations

1.1.1.	Protect people and the environment
1.1.2.	Meet all local and national regulatory requirements
1.1.3.	Minimize liabilities
1.1.4.	Operate as a responsible neighbor and part of the community
1.1.5.	Continuous improvement

1.2. Requirements for contractors

1.2.1.	Environmental Impact Assessment Report and approval
1.2.2.	Pesticide Production Permit (if needed under local law)
1.2.3.	Management commitment to safety and Responsible Care principles
1.2.4.	Annual plan for improvement and improvements are evident
1.2.5.	Process Safety Reviews commensurate with the process risks
1.2.6.	A Management Of Change process – prior approval by FMC
1.2.7.	Emergency Response Plan
1.2.8.	Worker training, including hazard recognition
1.2.9.	Worker exposure assessment and control
1.2.10.	Flammable liquids management
1.2.11.	Written & maintained Operating Procedures and Safety Permits
1.2.12.	Transportation emergency management and Hazmat response plan
1.2.13.	Build and maintain good community relations
1.2.14.	Preventive maintenance on critical equipment
1.2.15.	Procedures to prevent and detect cross-contamination
1.2.16.	Report all incidents and accident statistics
1.2.17.	Improvement plan and implementation program
1.2.18.	Specific accountabilities for all of the above
1.2.19.	Documentation of all of the above

1.3. Tools FMC can provide contractors

1.3.1.	Information to foster proper handling, use, recycle and disposal
1.3.2.	Checklists
1.3.3.	Guidelines
1.3.4.	Recommend consultants

1.4. Evaluation and Screening of Suppliers and Contract Manufacturers

1.4.1.	FMC will select contract manufacturers who employ appropriate practices
1.4.1.1.	Ability and willingness to meet requirements above
1.4.1.2.	Practices result in Acceptable Risks
1.4.2.	Tools to use
1.4.2.1.	Checklists
1.4.2.2.	Risk evaluation techniques/matrix
1.4.2.3.	Guidelines
1.4.2.3.1.	Process Safety
1.4.2.3.2.	Environmental
1.4.2.3.3.	Waste Disposal

1.5. Audit of contractor Responsible Care compliance

1.5.1.	Progress tracking mechanism
1.5.1.1.	Feedback to contractor regarding progress